Exhibit 10.3

SETTLEMENT AGREEMENT

ATSI Communications, Inc., a Nevada corporation (“ATSI”), formerly a Delaware corporation, and Alfonso Torres Roqueñi, an individual residing in Mexico City, Mexico, (“Torres”) (collectively, the “Parties”), hereby enter into this Settlement Agreement (the “Settlement Agreement”).

RECITALS

WHEREAS, the Parties entered into a new Promissory Note on October 1, 2007 to restructure the previous Note executed by ATSI; and
WHEREAS, the Parties desire to set forth their agreement in writing.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, and further good and valuable consideration, the Parties hereby agree and covenant as follows:

1. PROMISSORY NOTE. A new Promissory Note has been executed by ATSI as a replacement to the previous Note that was due on October 1, 2007. The parties have agreed to the following:

A.	Torres hereby agrees to waive $49,170 of accrued interest from the previous Note.

B.
ATSI shall pay Torres a total of $60,000 in cash spread out over three (3) months with the first payment to be made on November 2, 2007, the second 30 days after the first payment and the third and final cash payment sixty days after the first payment. The three monthly payments shall be paid in equal amounts to Alfonso Torres Roqueñi & George Kauss.

C.
ATSI shall deliver to Torres a total of 130,435 shares of ATSI’s common stock in consideration of a “paydown” of the Note for $30,000. The Shares will be considered issued at $.23 per share, the average closing price of ATSI’s stock on October 1, 2007.

SETTLEMENT AGREEMENT

2. CONFIDENTIALITY. The Parties agree that they will not disclose the terms of this Settlement Agreement, unless necessary to enforce the terms of this Settlement Agreement or after receipt of judicial process or lawful discovery procedures. In the event that any Party is served with notice to disclose such information by subpoena or otherwise, that Party agrees promptly to notify the other Parties in writing of such notice. The Party or Parties so notified in writing shall thereafter undertake the cost and obligation to maintain the propriety and confidentiality of the terms of such information.

3. ENTIRE AGREEMENT. This Settlement Agreement contains the entire understanding and agreement of the Parties hereto with respect to the subject matters herein, and may not be amended or modified in any respect other than in a writing which specifically refers to this Settlement Agreement and which is signed by all of the Parties hereto.

4. GOVERNING LAW. This Settlement Agreement was negotiated in, and shall be governed by and construed according to, the laws of the State of Texas. In the event that any provision herein is deemed not enforceable, the remainder of this Settlement Agreement will remain unaffected. Venue for any action relating to the provisions of this Agreement shall be in Bexar County, Texas.

5.  NO ASSIGNMENT. By signing this Settlement Agreement, each of the Parties represents and warrants that it has not assigned or subrogated any of its claims or potential claims, in whole or in part, to any third party.

6. MODIFICATION AND ATTORNEY’S FEES. This Settlement Agreement shall not be suspended, amended, or modified in any manner except by an instrument in writing signed by all Parties to be bound. Should it become necessary to enforce this Settlement Agreement, or any portion of it, or to declare the effect of any provision of this Settlement Agreement, the prevailing Party shall be entitled to recover costs incurred including reasonable attorney’s fees.

SETTLEMENT AGREEMENT

7. INFORMED CONSENT. The Parties acknowledge that they have had the opportunity to consult with their respective attorneys regarding the meaning and effect of this Settlement Agreement, and that none of the Parties has made any representations, written or oral, upon which another Party relies in executing this Settlement Agreement.

8. COUNTERPARTS. This Settlement Agreement may be executed in multiple counterparts. A set of counterpart copies which collectively contains the signature and acknowledgment of all Parties shall constitute an original.

EXECUTED by an authorized representative of ATSI Communications, Inc., a Nevada corporation, on the date written below.

ATSI COMMUNICATIONS, INC.

By:	/s/ Arthur L. Smith

Its:	President & CEO
Date:	October 1, 2007

EXECUTED by Alfonso Torres Roqueñi on the date written below.

ALFONSO TORRES ROQUEÑI

By:	/s/ Alfonso Torres Roqueñi

Its:	President
Date:	October 1, 2007

SETTLEMENT AGREEMENT